                         AMENDMENT NO. 1
                               TO
                      ASSET SALE AGREEMENT
                       (FIRST FACILITIES)


     THIS AMENDMENT NO. 1 TO ASSET SALE AGREEMENT (FIRST
FACILITIES) (this "Amendment") is entered into as of the 12th day of September 1994 by and between NATIONAL MEDICAL ENTERPRISES,
INC., a Nevada corporation ("Seller"), and CHARTER MEDICAL
CORPORATION, a Delaware corporation ("Buyer"), with reference to the following facts:

     A.   Buyer and Seller are parties to that certain Asset Sale
Agreement (First Facilities) between them dated as of March 29, 1994 (the "Asset Sale Agreement").

     B. Buyer and Seller wish to amend certain of the provisions of the Asset Sale Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Defined Terms (Article 1). Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings given to them in the Asset Sale Agreement.

     2. Purchase Price (Section 2.5). The dollar amount set forth in Section 2.5(a) of the Asset Sale Agreement is hereby amended to read "Ninety-One Million One Hundred Thirty-Four
Thousand Dollars ($91,134,000)."

     3. Allocation of Purchase Price (Section 2.7). The Allocation Schedule set forth in Schedule 2.7, as modified in accordance with the second sentence of Section 2.7, shall be further modified, as to Facilities Nos. 35, 36 and 53 as set forth in Schedule 2.7(A), attached hereto. The Allocation Schedule for all purposes of the Asset Sale Agreement shall be
Schedule 2.7, as modified prior to the date hereof, and as further modified by Schedule 2.7(A).

     4. Termination (Section 10.1(b)). Section 10.1(b) of the Asset Sale Agreement is hereby amended to add, after the last sentence thereof, the following: "Notwithstanding the foregoing, the Termination Date as to Facilities Nos. 35, 36 and 53 shall be October 31, 1994."

     5. Efficacy. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions, paragraph headings and introductory language used herein that do not actually amend the Asset Sale Agreement are used herein for
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

convenience only, are not a part of the Asset Sale Agreement as amended by this Amendment, and shall not be used in construing the Asset Sale Agreement as amended by this Amendment. Each reference to the Asset Sale Agreement in any Related Agreement, whether or not accompanied by a reference to this Amendment, shall be deemed a reference to the Asset Sale Agreement as amended by this Amendment.


     IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Asset Sale Agreement as of the date first above written.

                              Buyer:
                              CHARTER MEDICAL CORPORATION



                              By:   /s/ Lawrence W. Drinkard
                                   Name:  Lawrence W. Drinkard
                                   Title: Exec. V.P. and C.F.O.

                              Seller:
                              NATIONAL MEDICAL ENTERPRISES, INC.


                              By:   /s/ Donald W. Thayer
                                   Name:  Donald W. Thayer
                                   Title: Vice President

                            AMENDMENT NO. 1
                                  TO
                         ASSET SALE AGREEMENT
                        (SUBSEQUENT FACILITIES)

      THIS AMENDMENT NO. 1 TO ASSET SALE AGREEMENT (SUBSEQUENT FACILITIES) (this "Amendment") is entered into as of the 12th day of September 1994 by and between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("Seller"), and CHARTER MEDICAL CORPORATION, a Delaware corporation ("Buyer"), with reference to the following facts:

      A.  Buyer and Seller are parties to that certain Asset Sale
Agreement (Subsequent Facilities) between them dated as of March 29, 1994 (the "Asset Sale Agreement").

      B. Buyer and Seller wish to amend certain of the provisions of the Asset Sale Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. Defined Terms (Article 1). Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings given to them in the Asset Sale Agreement. The "Subsequent Facilities" or the "Facilities", as set forth in Recital A of the Asset Sale Agreement shall be limited to the following:

NME No.               Name                         City           State
  4.    Los Altos Hospital & Medical Center       Long Beach       CA
  6.    Yorba Hills Hospital and Mental
        Health Center                             Yorba Linda      CA
 11.    Bay Harbor Residential Treatment Center   Largo            FL
 14.    Medfield Hospital                         Largo            FL
 15.    Laurel Heights Hospital                   Atlanta          GA
 17.    Brawner Midtown Mental Health System      Atlanta          GA
 18.    Arbor Hospital of Greater Indianapolis    Indianapolis     IN
 19.    Jefferson Hospital                        Jeffersonville   IN
 37.    Northbrooke Hospital                      Brown Deer       WI
 38.    New Beginnings at Lakewood                Lakewood         CA
 50.    Fenwick Hall                              Johns Island     SC

      2.  Purchase Price (Section 2.5).  The dollar amount set forth in
Section 2.5(a) of the Asset Sale Agreement is hereby amended to read "Thirty-One Million Sixty Thousand Dollars ($31,060,000)."

      3. Allocation of Purchase Price (Section 2.7). The Allocation Schedule set forth in Schedule 2.7, as modified prior to the date hereof, shall be further modified as set forth in Schedule 2.7(A) attached hereto. The Allocation Schedule for all purposes of the Asset Sale Agreement shall be Schedule 2.7, as modified prior to the date
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

hereof, and as further modified by Schedule 2.7(A).

      C.  Efficacy.  It is the intent of the parties hereto that
Section 1 of this Amendment shall operate to rescind the Asset Sale Agreement as it relates to the following facilities which were originally included in such Asset Sale Agreement:

NME No.               Name                            City        State

 13.    Laurel Oaks Hospital                        Orlando        FL
 16.    Brawner South Mental Health System          Stockbridge    GA
 32.    MidSouth Hospital                           Memphis        TN
 34.    Psychiatric Institute of Richmond           Richmond       VA
 42.    Brawner North Mental Health System          Smyrna         GA
 59.    Laurel Oaks Residential Treatment Center    Orlando        FL

      This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions, paragraph headings and introductory language used herein that do not actually amend the Asset Sale Agreement are used herein for convenience only, are not a part of the Asset Sale Agreement as amended by this Amendment, and shall not be used in construing the Asset Sale Agreement as amended by this Amendment. Each reference to the Asset Sale Agreement in any Related Agreement, whether or not accompanied by a reference to this Amendment, shall be deemed a reference to the Asset Sale Agreement as amended by this Amendment.

      IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to Asset Sale Agreement as of the date first above written.

                                     Buyer:

                                     CHARTER MEDICAL CORPORATION



                                     By:    /s/ Lawrence W. Drinkard
                                     Name:   Lawrence W. Drinkard
                                     Title:    Exec. V.P. and C.F.O.




                                     Seller:

                                     NATIONAL MEDICAL ENTERPRISES, INC.



                                     By:    /s/ Donald W. Thayer
                                     Name:  Donald W. Thayer
                                     Title:   Vice President

                            AMENDMENT NO. 2
                                  TO
                         ASSET SALE AGREEMENT
                        (SUBSEQUENT FACILITIES)

      THIS AMENDMENT NO. 2 TO ASSET SALE AGREEMENT (SUBSEQUENT FACILITIES) (this "Amendment") is entered into as of the 29th day of September 1994 by and between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("Seller"), and CHARTER MEDICAL CORPORATION, a Delaware corporation ("Buyer"), with reference to the following facts:

      A.  Buyer and Seller are parties to that certain Asset Sale
Agreement (Subsequent Facilities) between them dated as of March 29, 1994, as amended by that certain Amendment No. 1 to Asset Sale Agreement (Subsequent Facilities) dated as of September 12, 1994 (the "Asset Sale Agreement").

      B. Buyer and Seller wish to amend further certain of the provisions of the Asset Sale Agreement.

      NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. Defined Terms (Article 1). Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings given to them in the Asset Sale Agreement.


      2. Buyer's Conditions to Closing (Section 8.5). Subsection 8.5(c)(ii)(C) is hereby amended by adding the following parenthetical phrase immediately after the first use of the phrase "written agreement" and immediately prior to the phrase "which would resolve."

            (or if an agreement is required of only one party, then such agency and such party)

      3. Seller's Conditions to Closing (Section 9.5). Subsection 9.5(c)(ii)(C) is hereby amended by adding the following parenthetical phrase immediately after the first use of the phrase "written agreement" and immediately prior to the phrase "which would resolve:"

            (or if an agreement is required of only one party, then such agency and such party)

      4. Termination (Section 10.1). The second sentence of Section 10.1(b) is hereby amended to read as follows:

            The Termination Date for the First Closing shall be September 1, 1994, unless on or prior to such date there has been a "First Closing" under the
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

            First Facilities Agreement, in which case, the Termination Date for the First Closing under this Agreement shall be October 15, 1994, and the Termination Date for all other Closings under this Agreement shall be October 31, 1994.

      5. Efficacy. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions, paragraph headings and introductory language used herein that do not actually amend the Asset Sale Agreement are used herein for convenience only, are not a part of the Asset Sale Agreement as amended by this Amendment, and shall not be used in construing the Asset Sale Agreement as amended by this Amendment. Each reference to the Asset Sale Agreement in any Related Agreement, whether or not accompanied by a reference to this Amendment, shall be deemed a reference to the Asset Sale Agreement as amended by this Amendment.


      IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2 to Asset Sale Agreement as of the date first above written.

                                     Buyer:

                                     CHARTER MEDICAL CORPORATION



                                     By:    /s/ Lawrence W. Drinkard
                                     Name:  Lawrence W. Drinkard
                                     Title:   Exec. V.P. and C.F.O.




                                     Seller:

                                     NATIONAL MEDICAL ENTERPRISES, INC.



                                     By:    /s/ Donald W. Thayer
                                     Name:  Donald W. Thayer
                                     Title:   Vice President

                         AMENDMENT NO. 3
                               TO
                      ASSET SALE AGREEMENT
                     (SUBSEQUENT FACILITIES)


     THIS AMENDMENT NO. 3 TO ASSET SALE AGREEMENT (SUBSEQUENT FACILITIES) (this "Amendment") is entered into as of the 15th day of November 1994 by and between NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("Seller"), and CHARTER MEDICAL CORPORATION, a Delaware corporation ("Buyer"), with reference to the following facts:

     A. Buyer and Seller are parties to that certain Asset Sale Agreement (Subsequent Facilities) between them dated as of March 29, 1994, as amended by that certain Amendment No. 1 to Asset Sale Agreement (Subsequent Facilities) dated as of September 12, 1994 and by that certain Amendment No. 2 to Asset Sale Agreement (Subsequent Facilities) dated as of September 29, 1994 (the "Asset Sale Agreement").

     B. Buyer and Seller wish to amend further certain of the provisions of the Asset Sale Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1. Defined Terms (Article 1). Unless otherwise defined in this Amendment, all capitalized terms herein shall have the meanings given to them in the Asset Sale Agreement.

     2.   Purchase Price (Section 2.5).  In the first sentence of
Section 2.5, in clause "(a)," the amount of "Fifty-Two Million
Four Hundred Two Thousand Dollars ($52,402,000)" is hereby deleted and the following is inserted in its place:

               Twenty-Six Million Two Hundred Seventy
               One Thousand Dollars ($26,271,000).

     3.   Termination (Section 10.1).  The second sentence of
Section 10.1(b) is hereby amended to read as follows:

               The Termination Date for the First Closing shall be September 1, 1994, unless on or prior to such date there has been a "First Closing" under the First Facilities Agreement, in which case, the Termination Date for all Closings under this Agreement shall be November 30, 1994.

     4. Efficacy. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions, paragraph headings and introductory language used herein that do not actually amend the Asset Sale Agreement are used herein for convenience only, are not a part of the Asset Sale Agreement as amended by this Amendment, and shall not be used in construing the Asset Sale Agreement as amended by this Amendment. Each reference to the Asset Sale Agreement in any Related Agreement, whether or not accompanied by a reference to this Amendment, shall be deemed a reference to the Asset Sale Agreement as amended by this Amendment.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 3 to Asset Sale Agreement (Subsequent Facilities) as of the date first above written.

                              Buyer:
                              CHARTER MEDICAL CORPORATION




                              BY:    /s/ Lawrence W. Drinkard
                              Name:  Lawrence W. Drinkard
                              Title: Exec. V.P. and C.F.O.



                              Seller:
                              NATIONAL MEDICAL ENTERPRISES, INC.



                              BY:   /s/ Donald W. Thayer
                              Name:  Donald W. Thayer
                              Title:  Vice President